                                   EXHIBIT 11


                      BROWN & SHARPE MANUFACTURING COMPANY
                          COMPUTATION OF PER SHARE DATA
                  (Amounts in Thousands Except Per Share Data)

                                                                        Quarter Ended June 30              Half-Year Ended June 30
                                                                      -------------------------           -------------------------
                                                                        1996              1995             1996              1995
                                                                      -------           -------           -------           -------

Primary:
Average shares outstanding                                              8,738             8,703             8,738             8,691
Net effect of dilutive stock options
   -- based on the treasury stock method
   using average market price                                             151                 2               146                --
                                                                      -------           -------           -------           -------

Totals                                                                  8,889             8,705             8,884             8,691
                                                                      =======           =======           =======           =======
Net income (loss)                                                     $ 1,854           $ 1,045           $ 2,404           $  (410)

                                                                      =======           =======           =======           =======
Per share amount                                                      $   .21           $   .12           $   .27           $  (.05)

                                                                      =======           =======           =======           =======

Fully diluted:
Average shares outstanding                                              8,738             8,703             8,738             8,691
Net effect of dilutive stock options
   -- based on the treasury stock
   method using average market
   price which is greater than
   quarter-end market price                                               151                 2                --                --
Net effect of dilutive stock options
   -- based on the treasury stock
   method using year-to-date weighted
   average shares which is greater
   than the incremental shares
   based on ending market price                                            --                --               152                --
Assumed conversion of 9 1/4%
   convertible subordinated
   debentures                                                               *                 *                 *                 *
                                                                      -------           -------           -------           -------
Totals                                                                  8,889             8,705             8,890             8,691
                                                                      =======           =======           =======           =======

Net income (loss)                                                     $ 1,854           $ 1,045           $ 2,404           $  (410)

Add 9 1/4% convertible
   subordinated debenture
   interest, net of federal
   income tax effect                                                        *                 *                 *                 *
                                                                      -------           -------           -------           -------
Totals                                                                $ 1,854           $ 1,045           $ 2,404           $  (410)

                                                                      =======           =======           =======           =======
Per share amount                                                      $   .21           $   .12           $   .27           $  (.05)

                                                                      =======           =======           =======           =======


* Conversion of the 9-1/4% convertible subordinated debentures is not assumed in the computation because its effect is anti-dilutive.



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